===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -------------------




                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 18, 2002


                               -------------------


                            J. L. HALSEY CORPORATION*
             (Exact name of Registrant as specified in its charter)


                 Delaware                                  1-10875                            01-0579490
              (State or other                      (Commission File Number)                (I.R.S. Employer
      jurisdiction of incorporation)                                                    Identification Number)

         2325-B Renaissance Drive,
                 Suite 21                                                                        89119
             Las Vegas, Nevada                                                                (Zip code)
           (Address of principal
            executive offices)


       Registrant's telephone number, including area code: (702) 966-4246


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


===============================================================================

ITEM 5. OTHER EVENTS.

         On December 9, 2002, J. L. Halsey Corporation (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the recent developments in certain claims against the Company, resulting in a net reversal of liability accruals of approximately $1.2 million previously reserved on the Company's balance sheet.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         99.1 Press release, dated December 9, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       J. L. Halsey Corporation
                       (Registrant)



                       By:    /s/ DAVID R. BURT
                           ----------------------------------------------------
                       Name:  David R. Burt
                       Title: Chief Executive Officer, President, Secretary
                              and Treasurer


                              Date: December 10, 2002